Exhibit 32.1
Section 1350 Certification of Chief Executive Officer and Chief Financial Officer
In connection with the Quarterly Report on Form 10-Q of Chiron Real Estate Inc. (the “Company”) for the period ended September 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark O. Decker, Jr., Chief Executive Officer of the Company and I, Robert J. Kiernan, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 6, 2026	/s/ Mark O. Decker, Jr.
Mark O. Decker, Jr., Chief Executive Officer
(Principal Executive Officer)

Date: November 6, 2026	/s/ Robert J. Kiernan
Robert J. Kiernan, Chief Financial Officer
(Principal Financial and Accounting Officer)
This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.